Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 21, 2024, between Sangamo Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree, severally and not jointly, as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” has the meaning ascribed to such term in Section 4.5.

“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning ascribed to such term in the preamble.

“Applicable Laws” has the meaning ascribed to such term in Section 3.1(q).

“Authorizations” has the meaning ascribed to such term in Section 3.1(q).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed.

“Bylaws” means the Company’s Fifth Amended and Restated Bylaws, as in effect on the date hereof.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as in effect on the date hereof.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Code” means Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Warrants” means the warrants to purchase shares of Common Stock delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit A attached hereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning ascribed to such term in the preamble.

“Company Counsel” means Cooley LLP, with offices located at 3 Embarcadero Center, 20th Floor, San Francisco, California 94111.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“DGCL” means the Delaware General Corporation Law.

“Environmental Laws” has the meaning ascribed to such term in Section 3.1(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FDA” means the U.S. Food and Drug Administration.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” has the meaning ascribed to such term in Section 3.1(b).

“Hazardous Materials” has the meaning ascribed to such term in Section 3.1(x).

“Intellectual Property Rights” has the meaning ascribed to such term in Section 3.1(p).

“IT Systems” has the meaning ascribed to such term in Section 3.1(jj).

“Lock-Up Agreement” means each Lock-Up Agreement, dated as of the date hereof, by and among the Company and each of the directors and officers of the Company, in the form of Exhibit B attached hereto.

“Material Adverse Effect” has the meaning ascribed to such term in Section 3.1(d).

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(ee).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” has the meaning ascribed to such term in Section 3.1(jj).

“Per Share Purchase Price” means $0.84 (inclusive of the purchase price per Common Stock Warrant), which represents the closing price of the Common Stock on the date hereof, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement; provided that the purchase price per Pre-Funded Warrant (inclusive of the purchase price per Common Stock Warrant) shall be the Per Share Purchase Price minus $0.01.

“Placement Agents” mean Barclays Capital Inc. and Cantor Fitzgerald & Co., whom the Company has engaged as its placement agents in connection with the placement of the Securities.

“Pre-Funded Warrants” means the warrants to purchase shares of Common Stock delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit C attached hereto.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser” has the meaning ascribed to such term in the preamble.

“Registration Statement” means the effective Registration Statement on Form S-3 (File No. 333-255792) which registers the sale of the Securities to the Purchasers, including all documents incorporated or deemed to be incorporated by reference therein.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants ignoring any exercise limits set forth therein and the effect of potential future adjustments to the exercise price.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(a).

“Securities” means the Shares and the Warrants.

“Securities Act” has the meaning ascribed to such term in the preamble.

“Shares” means the shares of Common Stock issued to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder, in United States dollars and in immediately available funds, as set forth below such Purchaser’s name on the signature page of this Agreement.

“Subsidiary” means any significant subsidiary of the Company within the meaning of Rule 1-02(w) under Regulation S-X.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Warrants” means the Common Stock Warrants and the Pre-Funded Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agree to purchase, up to an aggregate of $24,000,000 of Securities. Each Share or Pre-Funded Warrant shall be accompanied by a Common Stock Warrant to purchase one share of Common Stock. Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment (“DVP”) settlement with the Company or its designee. The Company shall deliver to each Purchaser its respective Securities pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by electronic transfer of the Closing documentation or at such other location as the parties shall mutually agree. Unless otherwise directed by the Placement Agent, settlement of the Shares shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by each Purchaser; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company).

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) legal opinion of Company Counsel, directed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent;

(iii) the Company shall have provided each Purchaser with the Company’s wire instructions;

(iv) subject to Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via the Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(v) a Common Stock Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock as set forth below such Purchaser’s name on its signature page hereto, with an exercise price equal to $1.00 per share, subject to adjustment as set forth therein;

(vi) if applicable, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock as set forth below such Purchaser’s name on its signature page hereto, with an exercise price equal to $0.01 per share, subject to adjustment as set forth therein;

(vii) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rules 172 under the Securities Act); and

(viii) on the date hereof, the duly executed Lock-Up Agreements.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount, which shall be made available for DVP settlement with the Company or its designee;

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless made as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and as of the Closing Date (except for the representations that speak as of a specific date, which shall be made as of such date) except as otherwise described in the SEC Reports, which qualify these representations and warranties in their entirety:

(a) SEC Reports. The Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, during the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the SEC Reports present fairly in all material respects the information required to be stated therein; and the other financial information included in the SEC Reports has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly the information shown thereby. No other financial statements or supporting schedules are required to be included in the SEC Reports.

(c) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the SEC Reports, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in the SEC Reports, and the grant of 11,136,050 restricted stock units under existing equity incentive plans described in the SEC Reports), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, including a health epidemic or pandemic outbreak of infectious disease, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the SEC Reports.

(d) Organization and Good Standing. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent annual report on Form 10-K filed with the Commission.

(e) Capitalization. The Company has an authorized capitalization as set forth in the SEC Reports; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in the SEC Reports or expressly contemplated by this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable except as otherwise described in the SEC Reports, and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, including the issuance of the Securities in accordance with the terms hereof and thereof; all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Securities pursuant to this Agreement, has been duly and validly taken.

(g) Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights. The Warrants in the form attached hereto as Exhibit A have been duly authorized by the Company and, when executed and delivered by the Company in accordance with this Agreement, will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when the Warrant Shares are issued by the Company upon valid exercise of the Warrants, such Warrant Shares will be validly issued, fully paid and non-assessable and not subject to any preemptive rights, rights of first refusal or similar rights.

(i) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Trading Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating such registration or listing, except as disclosed in the SEC Reports.

(j) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for such registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities.

(m) Legal Proceedings. Except as described in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the SEC Reports that are not so described therein.

(n) Independent Auditors. Ernst & Young LLP, who have audited certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(o) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) Intellectual Property. To the knowledge of the Company with respect to patents, patent applications, trade and service marks, trade and service mark registrations, and trade names only, the Company and its Subsidiaries own, possess, or license, and otherwise have legally enforceable rights to all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, and know-how, except with regard to off-the-shelf software provided by third parties, (collectively, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business as now conducted or, to the knowledge of the Company, as proposed in the SEC Reports to be conducted. Except as disclosed in the SEC Reports, (i) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property Rights that conflict with the Company’s right to own, possess or license, as applicable, such Intellectual Property Rights; (ii) the Company is not aware of any material infringement by third parties of any such Intellectual Property Rights; (iii) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to own, possess and license such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except for any such action, suit, proceeding or claim that would not reasonably be expected to have a Material Adverse Effect; (v) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except for any such action, suit, proceeding or claim that would not reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application (other than U.S. patents or U.S. patent applications of the Company) which contains claims that dominate or may dominate any Intellectual Property Rights described in the SEC Reports as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property Rights, except for such claims and interferences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, and (viii) to the knowledge of the Company, all pertinent prior art references known to the Company or its counsel during the prosecution of the patents and patent applications comprising the Intellectual Property Rights were disclosed to the relevant patent authority and, to the knowledge of the Company, neither such counsel nor the Company nor any licensor made any misrepresentation to, or concealed any material fact from, the relevant patent authority during such prosecution and the Company, and to the knowledge of the Company, any licensor, has complied with all applicable duty of candor requirements of the relevant patent authority with respect to such patents and patent applications. To the knowledge of the Company, all licenses to which the Company and its Subsidiaries are a party relating to the Intellectual Property Rights are valid, subsisting, enforceable, and in good standing and each of the Company and its Subsidiaries has, in all material respects, complied with its respective contractual obligations pursuant to all such licenses relating to the Intellectual Property Rights and has not committed any material breach thereof (declared or undeclared). The Company is not a party to or bound by any options, licenses, or agreements with respect to the intellectual property rights of any other person or entity that are required to be disclosed in SEC Reports and that are not disclosed therein. None of the Intellectual Property Rights used by the Company and its Subsidiaries has been obtained by them or is being used by them in violation of any material contractual obligations binding on the Company, its Subsidiaries or, to the knowledge of the Company, any of their officers, directors or employees. Except as required to be set forth in the SEC Reports, (i) the Company and its Subsidiaries are not obligated to pay a material royalty, grant a license or provide other consideration to any third party in connection with the Intellectual Property Rights and (ii) no third party, including any academic or governmental organization, possess material rights to the Intellectual Property Rights owned by the Company.

(q) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect. Except as described in the SEC Reports, each of the Company and its Subsidiaries: (i) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not, within the past five years, received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Company, no third party has initiated, conducted or intends to initiate any such notice or action.

(r) Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except as disclosed in the SEC Reports, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study results, test results, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and, except as otherwise disclosed in the SEC Reports, since December 31, 2019, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Exchange Act to be described in the SEC Reports and that is not so described in such documents.

(t) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement and the application of the proceeds therefrom, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) Taxes. The Company and its Subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the SEC Reports, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(v) Licenses or Permits. Except as otherwise described in the SEC Reports, the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the SEC Reports, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course that, individually or in the aggregate, if revoked, modified or failed to renew, could reasonably be expected to have a Material Adverse Effect.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Environmental Laws and Hazardous Materials. Except as described in the SEC Reports or except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has not been advised, and has no reason to believe, that either the Company or any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any binding and enforceable judicial or administrative interpretation thereof, including any binding and enforceable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company has not been advised, and has no reason to believe, that the Company and its Subsidiaries do not have all permits, authorizations and approvals required under any applicable Environmental Laws to operate the business of the Company as currently conducted or are not each in compliance with their requirements, (iii) there are no pending or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) the Company has not been advised, and has no reason to believe, that there are any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its Subsidiaries relating to Hazardous Materials pursuant to any applicable Environmental Laws.

(y) Compliance with ERISA. The Company and its Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (collectively with the regulations and published interpretations thereunder, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) (“Company Benefit Plans”) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) and Section 3(37) of ERISA) or a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA). Furthermore, no Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA or plan subject to Part 3, Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under Sections 4975 or 4980B of the Code. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where such act or failure to act would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the last audited financial statements included in the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except for such notices or non-renewal that would not reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof) relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds from the sale of the Securities hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and

including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions (ii) to fund or facilitate any activities of or business in any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its Subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(gg) No Registration Rights. Except as disclosed in the SEC Filings, no Person has the right to require the Company or any of its Subsidiaries to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(hh) No Stabilization. Neither Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii) Sarbanes-Oxley Act Compliance. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Cyber Security; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where such inadequacy in, or failure to operate or perform, would not, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as disclosed in the SEC Reports, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its Subsidiaries or any of their properties or assets, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where such non-compliance or failure to protect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk) Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(ll) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(mm) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or any other agreements to be entered into by the Company and any Purchaser and certain other information provided on a confidential basis to the Purchaser that, in each case, will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or their respective agents or counsel with any information that the Company believes constitutes material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated by the Transaction Documents, including the disclosure schedules to this Agreement, if any, is true and correct in all material respects. The Company acknowledges and agrees that no Purchaser either makes or has made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2 hereof.

(nn) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, on a several and not joint basis, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which such Purchaser is or will be a party and performance by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which such Purchaser is or will be a party has been or will be duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation by such Purchaser of any law, rule, regulation, order, judgment or decree (including federal and state securities laws)

applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

(c) Understandings or Arrangements. Such Purchaser is acquiring the Securities, and upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, as principal for its own account, for investment purposes only, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (ii) an “institutional account” within the meaning of Rule 4512(c) of the Rules of FINRA. The Purchaser is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer. The Purchaser is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

(e) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and the Purchaser has not relied on the business or legal advice of the Placement Agent or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Beneficial Ownership. The purchase by the Purchaser of the Securities issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company, its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agents nor any Affiliates have made or make any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliates may have acquired non-public information with respect to the Company which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, neither the Placement Agent nor any of its Affiliates have acted as a financial advisor or fiduciary to the Purchaser.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated hereby and thereby).

(i) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or the Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(j) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(l) Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Purchaser’s name on its signature page hereto.

(m) Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code): (i) the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction by such Purchaser in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase or acquisition, (C) any government or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities; and (ii) the Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(n) Placement Agent. The Purchaser hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Securities, and that (i) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and it is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other Person in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any Person under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any Person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2 Furnishing Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior consent of such Purchaser (not to be unreasonably withheld), except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, including without limitation the exercise of the Warrants.

(b) The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) use commercially reasonable efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to DTC or such other established clearing corporation in connection with such electronic transfer.

4.7 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the date and such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of the transactions contemplated hereby. The Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the date and time of the filing of the Form 8-K as described in Section 4.4. For the avoidance of doubt, this Section 4.7 does not supersede or replace any confidentiality obligations that such Purchaser may have to the Company pursuant to any prior confidentiality agreement entered between such Purchaser and the Company and such confidentiality agreement remains in effect in accordance with its terms.

4.8 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of any Purchaser to exercise its Warrants. The Company shall honor exercise of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.9 Company Lock-up. For a period of 180 days after the date hereof (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Securities or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Company’s sale of the Securities hereunder, (B) the issuance of securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company, (C) the issuance of restricted Common Stock, restricted stock units or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof, including any increase approved by the Company’s stockholders, (D) issuances of Common Stock upon the exercise or settlement of options or restricted stock units that are outstanding as of the date hereof; (E) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction, if any, that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof; or (F) the issuance of securities which may be sold, on an arm’s-length basis, only to unaffiliated service providers, vendors, customers, strategic partners and collaborators pursuant to a collaboration, licensing agreement, strategic alliance, lease, manufacturing or distribution agreement or similar transaction in connection with the acquisition of assets, technologies or other entities. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company or each Purchaser if the Closing has not been consummated on or before the fifth Trading Day following the date hereof; provided, however, that (A) no such termination will (i) affect the right of any party to sue for any breach by any other party (or parties), (ii) relieve any party from liability for any willful misconduct or breach of this Agreement, fraud or knowing misrepresentation or omission, and (B) the provisions of this Section 5.1 (termination) and Section 5.2 (fees and expenses) shall remain in full force and effect and survive any termination of this Agreement. In the event of termination, the Company shall promptly return the Purchaser’s Subscription Amount to each respective Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by each Purchaser, and any book entries for the Shares and Warrants shall be deemed cancelled.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the previous sentence, the Company shall pay all reasonable and documented fees and expenses incurred in connection with the Transaction Documents, including any Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by any Purchaser, if applicable), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers and, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that any waiver, modification, supplement or amendment of Article II – related to the purchase and sale, including price, Sections 4.1(c) (legend removal assistance), 4.3 (disclosures), 4.5 (reservation and listing of securities), 5.1 (termination), 5.5 (amendments) and 5.15 (remedies) shall require a written instrument signed by the Company and each Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon all Purchasers and any subsequent holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided, that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiaries of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. Subject to the applicable statute of limitations, the representations and warranties contained herein hereto shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.20 Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of the Placement Agents, their respective affiliates and representatives, that, in connection with the Transaction Documents and the transactions contemplated thereby:

(a) Neither the Placement Agents nor any of their respective affiliates or any of their representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agents, their respective affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of the Placement Agents, their respective affiliates and representatives, by or on behalf of the Company.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SANGAMO THERAPEUTICS, INC.

By:
Name:	Scott Willoughby
Title:	General Counsel

Address for Notice:

Sangamo Therapeutics, Inc.

501 Canal Blvd.

Richmond, California 94084

Attention: Scott Willoughby

Email: [*]

With a copy to (which shall not constitute notice):

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

Attention: Chad Mills, Courtney Tygesson

Email: [*]

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

Name of Holder

By:
Name:
Title:
Email:

Address for Notice to Purchaser

Aggregate Subscription Amount:
Shares of Common Stock:
Pre-Funded Warrants:	☐ 4.99% or ☐ 9.99% or ☐ 14.99% or ☐ 19.99% or ☐ N/A
Purchase Price of Securities:

Delivery Instructions, if different from above:

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

EXHIBIT A

Form of Common Stock Warrant

[attached]

EXHIBIT B

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

_____________, 2024

BARCLAYS CAPITAL INC.

CANTOR FITZGERALD & CO.

As Placement Agents

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you, as Placement Agents, propose to enter into an placement agent agreement (the “Placement Agent Agreement”) with Sangamo Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Company, of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants” and, together with the Common Stock, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agent Agreement.

In order to induce Barclays Capital Inc. and Cantor Fitzgerald & Co. (each, a “Placement Agent” and together, the “Placement Agents”) to act as Placement Agents for the Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agents, the undersigned will not, during the period ending 90 days after the date hereof (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned now or hereafter by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (such shares or securities, the “Beneficially Owned Shares”) and securities which may be issued upon exercise of a stock option or warrant), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Beneficially Owned Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or (4) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (1), (2) or (3) above, in each case other than:

(a) transfers of Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) to any “affiliate” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned or (iv) by will or intestacy to the undersigned’s legal representative, heir or legatee;

(b) pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been entered into by the undersigned prior to the date of this Lock-up Agreement;

(c) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock held by the undersigned;

(d) any conversion of restricted stock units into shares of Common Stock as provided in the applicable restricted stock unit issuance agreement;

(e) any transfer of shares of Common Stock to the Company in connection with the undersigned’s tax withholding obligation upon issuance of such shares pursuant to the applicable restricted stock unit issuance agreement;

(f) any sale or transfer of shares of Common Stock (including in open market transactions through a broker) to satisfy the undersigned’s tax withholding obligations in connection with the vesting of equity awards pursuant to the Company’s equity compensation plans or arrangements, which are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and which equity awards vest during the Lock-Up Period;

(g) pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties resulting in a Change of Control (as defined below) and approved by the Company’s board of directors, provided that, in the event that such a Change of Control is not completed, the undersigned’s shares shall remain subject to the restrictions contained in this Lock-up Agreement and title to the undersigned’s shares shall remain with the undersigned; or

(h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for the transfer and sale of Common Stock during the Lock-Up Period, and provided further that, except as required by applicable securities laws, no public announcement of the establishment or existence of such plan, and no filing with the Securities and Exchange Commission or any other regulatory authority in respect thereof or for transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no announcement or filing shall be made voluntarily by the undersigned, the Company or any other person prior to the expiration of the Lock-Up Period.

In the case of any transfer or distribution pursuant to clause (a) above, each donee or distributee or transferee shall execute and deliver to the Placement Agents a lock-up letter for the balance of the Lock-Up Period in the form of this paragraph and, pursuant to clauses (a)(ii) through (iv) above, no filing by any party (donor, donee, distributor, distributee, transferor or transferee) under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership shall be required or shall be made voluntarily in connection with such transfer or distribution. In the case of any transfer or distribution pursuant to clause (a)(i) above, it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer. For the avoidance of doubt, any shares of Common Stock received by the undersigned upon the exercise of a stock option or conversion of restricted stock units as described in foregoing clauses (c) and (d) shall be subject to the restrictions under this Lock-up Agreement. In the case of any sale or transfer pursuant to clause (f) above, any public filing, report or announcement of any such sale or transfer shall disclose that the sale or transfer was for the purpose of covering the withholding taxes payable.

For the purposes of this Lock-up Agreement, (1) “immediate family” shall mean any spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor and (2) “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Investor pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer prohibited by this Lock-up Agreement during the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Placement Agent Agreement does not become effective by March 22, 2024, (ii) the Placement Agent Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Company notifies the Placement Agents in writing that it will not be proceeding with the Offering prior to the execution of the Placement Agent Agreement, the undersigned shall be released from, all obligations under this Lock-up Agreement. The undersigned understands that the Placement Agents are entering into the Placement Agent Agreement and proceeding with the Offering in reliance upon this Lock-up Agreement.

This Lock-up Agreement and any claim, controversy or dispute arising under or related to this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

[Signature Page Follows]

Very truly yours,
Name:
Title:

[Signature Page to Lock-Up Agreement]

EXHIBIT C

Form of Pre-Funded Warrant

[attached]